UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On February 10, 2016, Art’s-Way Manufacturing Co., Inc. (the “Company”) voluntarily paid off and terminated its Term Note to U.S. Bank N.A. dated May 1, 2013, in the original principal amount of $2,335,500 (the “Term Loan”) and terminated the related Term Loan Agreement with U.S. Bank, also dated May 1, 2013, as amended in June 2014. The Term Loan was payable in monthly installments of $42,500 including interest at 2.98%, had a maturity date of May 1, 2018, and had a principal balance of $1,196,088 at our fiscal year end. The payoff amount of $1,078,195.61 included principal and accrued and unpaid interest. Termination of the Term Loan and the Term Loan Agreement is evidenced by a Payoff Letter dated February 10, 2016 between the company and U.S. Bank N.A., which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

The Company continues to maintain two lines of credit and five term loans with U.S. Bank N.A., and the agreements relating thereto remain in effect, as summarized in Note 9 to the Consolidated Financial Statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements: None

(b)     Pro forma financial information: None

(c)     Shell Company Transactions: None

(d)     Exhibits:

10.1      Payoff Letter dated February 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2016

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report: February 10, 2016	Commission File No.: 000-05131

Exhibit No.	ITEM

10.1	Payoff Letter dated February 10, 2016.